EXHIBIT 10

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 33-14190 of Merrill Lynch Funds For Institutions Series of our report dated June 20, 2003 appearing in the annual report to shareholders of Merrill Lynch Funds For Institutions Series, consisting of Merrill Lynch Premier Institutional Fund, Merrill Lynch Institutional Fund, Merrill Lynch Government Fund, Merrill Lynch Treasury Fund, and Merrill Lynch Institutional Tax-Exempt Fund (each a separate series of Merrill Lynch Funds For Institutions Series) for the year ended April 30, 2003, and to the references to us under the captions “Financial Highlights” in the Prospectus and “Independent Auditors” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts August 27, 2003